SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2018

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Renewal of Change in Control Agreements.  On February 20, 2018, the Board of Directors (the "Board") of Town Square Bank (the "Bank"), the wholly owned subsidiary of Poage Bankshares, Inc. (the "Company"), renewed the term of the change in control agreements previously entered into between the Bank and each of Bruce VanHorn, President and Chief Executive Officer of the Company and the Bank; Miles R. Armentrout, Executive Vice President and Chief Credit Officer of the Company and the Bank; and Jane Gilkerson, Executive Vice President and Chief Financial Officer of the Company and the Bank.  As renewed, the term of each change in control agreement expires on January 19, 2019, unless further extended by the Board.  There were no other changes to the terms and conditions of the change in control agreements.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: February 21, 2018	By:	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer